DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Dean Heller	20050620911-86
Dean Heller Secretary of State State of Nevada	Filing Date and Time 12/19/2005 8:00 AM Entity Number C19827-1998

Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of **Nevada** entity as last recorded in this office: Sun Oil & Gas Corp.

2. The articles are being ☐ **Restated** or ☒ **Amended and Restated** (check only one). Please entitle your attached articles "**Restated**" or "**Amended and Restated**," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ______________. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)
Article IV has been amended to effect a one-for-twenty reverse stock split of the corporation's issued and outstanding common stock.

* This form is to accompany Restated Articles which contain **newly** altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CHINA 3C GROUP

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation effective as of December 19, 2005:

FIRST: The name of the corporation is China 3C Group. The Corporation was originally incorporated under the name Editworks, Ltd., and the original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on August 20, 1998. The Corporation subsequently changed its name to TriLucent Technologies Corp. through the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada on April 3, 2001. The Corporation subsequently changed its name to Anza Innovations, Inc. through the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada on November 14, 2002. The Corporation subsequently changed its name to Gaofeng Gold Corporation through the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada on February 12, 2004. The Corporation subsequently changed its name to Sun Oil & Gas Corp. through the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada on December 16, 2004.

SECOND: The board of directors of the corporation, at a meeting duly convened and held on the November 11, 2005, adopted resolution to amend the original Articles of Incorporation as follows:

Article I is hereby amended to read as follows:

"Article I. The name of the Corporation is China 3C Group."

Article IV is hereby amended to read as follows:

"Article IV.

(A) The Corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value $0.001 per share, and no other class or classes of stock, for a total capitalization of $100,000. The Corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

(B) Effective as of the filing date of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, the Corporation will effect a 1-for-20 reverse split of its issued shares of common stock. As of that date, every 20 shares then issued and outstanding or held in the Corporation's treasury will be combined into and represent one share of its common stock, par value $0.001 per share. As of that date, the 32,264,062 shares of this Corporation's common stock currently issued and outstanding or held in the Corporation's treasury will be combined into and represent 1,613,251 shares, par value $0.001 per share. As of that date, there will be 98,386,749 unissued shares of this Corporation's common stock, par value $0.001 per share, available for issuance. No fractional shares shall be issued as a result of such combination; all fractional shares shall be rounded up to the next whole number."

THIRD: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 32,264,062; that the above change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

FOURTH: The Articles of Incorporation, as amended and restated to the date of this certificate, are hereby restated as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

CHINA 3C GROUP

ARTICLE I. The name of the Corporation is China 3C Group.

ARTICLE II. Its principal office in the State of Nevada is 774 Mays Blvd., #10, Incline Village NV 89452. The initial resident agent for service of process at that address is N&R Ltd. Group, Inc.

ARTICLE III. The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America. The period of existence of the Corporation shall be perpetual.

ARTICLE IV.

(A) The Corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value $0.001 per share, and no other class or classes of stock, for a total capitalization of $100,000. The Corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

(B) Effective as of the filing date of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, the Corporation will effect a 1-for-20 reverse split of its issued shares of common stock. As of that date, every 20 shares then issued and outstanding or held in the Corporation's treasury will be combined into and represent one share of its common stock, par value $0.001 per share. As of that date, the 32,264,062 shares of this Corporation's common stock currently issued and outstanding or held in the Corporation's treasury will be combined into and represent 1,613,251 shares, par value $0.001 per share. As of that date, there will be 98,386,749 unissued shares of this Corporation's common stock, par value $0.001 per share, available for issuance. No fractional shares shall be issued as a

result of such combination; all fractional shares shall be rounded up to the next whole number.

ARTICLE V. No shareholder shall be entitled to any preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue, nor shall any shareholder possess cumulative voting rights at any shareholders meeting, for the purpose of electing Directors, or otherwise.

ARTICLE VI. The affairs of the Corporation shall be governed by a Board of Directors of not less than one (1) nor more than (7) persons.

ARTICLE VII. The Capital Stock, after payment of the amount of the subscription price or par value, shall not be subject to assessment to pay the debts of the Corporation, and no stock issued, as paid up, shall ever be assessable or assessed.

ARTICLE VIII. The initial By-laws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-laws, or adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Corporation has caused these Amended and Restated Articles of Incorporation to be duly executed by the undersigned officer on December 19, 2005.

CHINA 3C GROUP

Jian Liu
Secretary

I, Zhenggang Wang, Chairman of the Board and Chief Executive Officer of China 3C Group, a Nevada corporation, do hereby certify that Jian Liu is the duly elected, qualified and acting Secretary of the corporation, that his signature set forth above is his true signature, that he has been duly authorized to execute the foregoing certificate by resolutions of the board of directors duly adopted on November 11, 2005, and that the foregoing certificate sets forth the text of the Articles of Incorporation, as amended and restated, to the date of this certificate.

IN WITNESS WHEREOF, I have hereunto set my hand as of December 19, 2005.

Zhenggang Wang
Chairman of the Board and
Chief Executive Officer

090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20120859910-77
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/21/2012 11:15 AM
	Entity Number C19827-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

CHINA 3C GROUP, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

The current number of authorized shares of the Company's common stock, par value $0.001 per share, is one hundred million (100,000,000)

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

The number of authorized shares of the Common Stock after five (5) to one (1) reverse stock split will be twenty million (20,000,000), par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The number of issued and outstanding shares of common stock, par value $0.001 per share, after the reverse stock split will be 18,782,266.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120859911-88
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/21/2012 11:15 AM
	Entity Number C19827-1998

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CHINA 3C GROUP, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I, has been amended in its entirety to read as follows:
The name of the corporation is: Yosen Group, Inc.

Article IV (A), has been amended in its entirety to read as follows:
The Corporation shall have authority to issue an aggregate of 50,000,000 shares of common voting equity stock of par value $0.001 per share, and no other class or classes of stock, for a total capitalization of $50,000. The Corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.3%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.